CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 24, 1995, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Central and Southern Holding Company on Form 10-K for the year ended December 31, 1994. We hereby consent to the incorporation by reference of said report in the Registration Statement of Central and Southern Holding Company on Form S-8 (File No. 33-82518, effective August 5, 1994).


                                 /s/ Evans, Porter, Bryan & Co.


Atlanta, Georgia
April 18, 1995